UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

WATER CHEF, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30544	86-0515678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 South Service Road, Suite 100, Melville, NY		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 577-7915

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2008, Water Chef, Inc. (the “Company”) entered into an employment agreement with Leslie J. Kessler, the Company’s Chief Executive Officer.  The initial term of the employment agreement is for five years and is automatically renewed for additional one-year terms unless either party provides the other party with notice of its intent not to renew. Under the employment agreement, Ms. Kessler is to receive a salary of $108,000 per annum, plus benefits.  A copy of Ms. Kessler’s employment agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 16, 2008, the Company also entered into an employment agreement with Terry R. Lazar, the Company’s Chief Financial Officer.  The initial term of the employment agreement is for five years and is automatically renewed for additional one-year terms unless either party provides the other party with notice of its intent not to renew. Under the employment agreement, Mr. Lazar is to receive a salary of $60,000 per annum, plus benefits.  A copy of Mr. Lazar’s employment agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In addition, the information set forth in Item 3.02 is incorporated by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

On April 16, 2008, the Company entered into a Stock Purchase, Loan and Security Agreement (the “Agreements”) with each of Ms. Kessler, Mr. Lazar and Shaul Kochan, a full-time consultant to the Company (the “Purchasers”), pursuant to which the Company issued and sold shares of the Company’s common stock (“Shares”) to such purchasers at purchase price of $0.0843 per Share, which represents the average closing price of the Shares during the 30 trading days immediately preceding the date of the Agreements.  Under the Agreements, Ms. Kessler purchased 6,500,000 Shares for an aggregate purchase price of $547,950, Mr. Lazar purchased 6,500,000 Shares for an aggregate purchase price of $547,950 and Mr. Kochan purchased 4,000,000 Shares for an aggregate purchase price of $337,200.  Pursuant to the terms of the Agreements, each of the Purchasers paid for the Shares purchased by him or her with a three-year non-recourse promissory note secured by a pledge of such Shares and accruing interest at a rate of 6% per annum. The sales of the Shares to the Purchasers were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act, as the transactions did not involve any public offering.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are attached as Exhibits 99.3, 99.4 and 99.5 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Employment Agreement dated April 16, 2008 between Water Chef, Inc. and Leslie J. Kessler.

99.2	Employment Agreement dated April 16, 2008 between Water Chef, Inc. and Terry R. Lazar.

99.3	Stock Purchase, Loan and Security Agreement dated April 16, 2008 between Water Chef, Inc. and Leslie J. Kessler.

99.4	Stock Purchase, Loan and Security Agreement dated April 16, 2008 between Water Chef, Inc. and Terry R. Lazar.

99.5	Stock Purchase, Loan and Security Agreement dated April 16, 2008 between Water Chef, Inc. and Shaul Kochan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER CHEF, INC.

Date: April 16, 2008
	By:	/s/ Leslie Kessler
Leslie Kessler Chief Executive Officer